BAKHU HOLDINGS, CORP.

INDEMNIFICATION, HOLD HARMLESS AND ADVANCEMENT LETTER AGREEMENT

March 18, 2026

To: Efstathios Galazis

Dear Ms. Galazis,

This letter agreement is made by and between Bakhu Holdings, Corp., a Nevada corporation (the “Company”), and Efstathios Galazis (“Indemnitee”). It is intended to confirm, evidence and supplement the rights and protections available to the Indemnitee in respect of his service to the Company.

1.Indemnification and Hold Harmless.

The Company hereby agrees to indemnify, protect, defend and hold harmless the Indemnitee, to the fullest extent permitted by Chapter 78 of the Nevada Revised Statutes, the Company’s Articles of Incorporation, the Company’s Bylaws and any other applicable arrangement, against any and all losses, liabilities, damages, claims, demands, actions, suits, proceedings, judgments, fines, penalties, settlements, costs and expenses (including, without limitation, reasonable attorneys’ fees, expert fees, investigation costs and disbursements) incurred by reason of the fact that the Indemnitee is or was a director, officer, agent, adviser, authorised signatory or representative of the Company, or served at the request of the Company in any such capacity for another entity or enterprise.

2.Advancement of Expenses.

The Company shall pay or reimburse reasonable defence costs and expenses as they are incurred and, in any event, within ten (10) days after receipt of a written request accompanied by reasonably sufficient substantiating documentation. By countersigning this letter, the Indemnitee undertakes to repay any such advances to the extent it is ultimately determined by a court of competent jurisdiction that the Indemnitee is not entitled to indemnification.

3.Separate Counsel.

The Indemnitee shall be entitled to employ counsel separate from counsel chosen by the Company or by any other person whom the Company is obliged to indemnify in relation to the same or any related matter, and the Company shall reimburse the reasonable fees and disbursements of such separate counsel.

4.Survival and Non-Exclusivity.

The rights and obligations contained in this letter shall continue after the cessation of the Indemnitee’s service for so long as any possible indemnifiable matter may exist. These rights are in addition to, and not in substitution for or limitation of, any other right or remedy available to the Indemnitee under the Company’s Articles of Incorporation, Bylaws, Nevada law, any policy of directors’ and officers’ liability insurance, any other agreement, or otherwise.

5.Insurance and Financial Arrangements.

To the extent that the Company maintains directors’ and officers’ liability insurance or any analogous financial arrangement, the Company shall use good faith efforts to maintain or preserve cover or protection in respect of matters arising on or before 18 March 2026 and to ensure that the Indemnitee enjoys rights no less favourable than those accorded to the most favourably insured director or officer of the Company. So far as the Company has the contractual power to do so, the Company shall procure that no such cover or arrangement is cancelled or materially adversely modified without at least thirty (30) days’ prior written notice to the Indemnitee.

6.Limitations.

Notwithstanding the foregoing, the Company shall not be obliged to indemnify the Indemnitee only to the extent that a final, non-appealable adjudication by a court of competent jurisdiction establishes that the Indemnitee’s acts or omissions involved intentional misconduct, fraud or a knowing violation of law and were material to the cause of action. In the case of any action or suit by or in the right of the Company, the Company shall not be obliged to indemnify the Indemnitee for any claim, issue or matter as to which the Indemnitee has been finally adjudged liable to the Company, or for amounts paid in settlement to the Company, save to the extent that a court of competent jurisdiction determines that, in view of all the circumstances, the Indemnitee is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

7.Enforcement.

If the Indemnitee retains legal counsel or incurs costs or expenses in connection with the interpretation, protection or enforcement of any right under this letter, the Company shall indemnify and reimburse the Indemnitee for such fees, costs and expenses as they are incurred.

8.Governing Law.

This letter agreement and any non-contractual obligations arising out of or in connection with it shall be governed by and construed in accordance with the laws of the State of Nevada.

Please indicate acceptance of the terms of this letter agreement by countersigning below.

For and on behalf of
BAKHU HOLDINGS, CORP.		Accepted and agreed:

Signed:	K Galazi	Signed:	Efstathios Galazis
Name:	Konstantia Galazi	Name:	Efstathios Galazis
Title:	President and Sole Director

Date: 18 March 2026		Date: 18 March 2026

BAKHU HOLDINGS, CORP.

NOTICE OF RESIGNATION OF DIRECTOR, OFFICER AND AUTHORISED SIGNATORY

To: Bakhu Holdings, Corp.

c/o Corporate Records

One World Trade Center, Suite 130

Long Beach, California 90831

United States of America

March 18, 2026

I, Efstathios Galazis, hereby give formal written notice that I resign from each and every office and position held by me in relation to Bakhu Holdings, Corp. (the “Company”), including, without limitation, my office as director and any and all officer positions, committee memberships, authorised signatory roles and any other fiduciary, agency or representative capacities then held by me.

This resignation shall take effect immediately upon, and subject to, the appointment and qualification of Konstantia Galazi as a director of the Company pursuant to the written consent of the sole director adopted on 20 March 2026, and in any event no later than 11:59 p.m. (Nevada time) on 20 March 2026 if such appointment has by then become effective.

From the effective time of my resignation, I shall cease to have any authority whatsoever to act for, bind, represent or otherwise hold myself out as acting on behalf of the Company.

The Company is requested forthwith to update its minute book, registers, annual and/or amended lists, bank mandates, payment authorities, account permissions, regulatory portals and all other internal and external records so as to reflect the cessation of my authority.

Nothing in this notice shall constitute, or be construed as, a waiver, release or limitation of any right, protection or entitlement available to me under Nevada law, the Company’s Articles of Incorporation, the Bylaws, any indemnification arrangement, any policy of directors’ and officers’ liability insurance, or otherwise, including any right to indemnification, advancement of expenses, defence, reimbursement or insurance coverage in respect of acts, omissions, matters or circumstances arising on or before the effective time of this resignation.

This notice is given without admission of liability, fault or wrongdoing of any kind.

Please place this notice in the Company’s minute book and corporate records.

Signed:	Efstathios Galazis
Name:	Efstathios Galazis

BAKHU HOLDINGS, CORP.

ACTION BY WRITTEN CONSENT OF THE SOLE DIRECTOR

March 18, 2026

The undersigned, being the sole incumbent director of Bakhu Holdings, Corp., a Nevada corporation (the “Company”), hereby adopts the following resolutions by written consent in lieu of a meeting pursuant to the Company’s Bylaws and applicable Nevada law.

Recitals

The Company is incorporated under the laws of the State of Nevada.The undersigned is, according to the Company’s records, the sole incumbent director of the Company.

A Memorandum of Understanding executed on 17 March 2026 contemplates that Ms. K. Galazi shall act as the Company’s acting director during the compliance restoration period and that written resignations and consents shall be delivered at closing.

The undersigned has delivered a written resignation from all offices and positions held with the Company, such resignation being tendered to take effect upon the appointment and qualification of a successor director.

Resolutions

RESOLVED, that the written resignation of Efstathios Galazis from each and every office and position held by him with the Company, including without limitation as director and in any and all officer positions and authorised signatory roles, be and is hereby acknowledged and accepted, such resignation to take effect immediately upon the appointment and qualification of Konstantia Galazi as a director of the Company.

RESOLVED FURTHER, that, pursuant to Section 4.04 of the Company’s Bylaws and NRS 78.335, Konstantia Galazi be and is hereby elected and appointed to fill the vacancy on the Board of Directors created by the said resignation, such appointment to take effect immediately upon the effectiveness of the said resignation, to hold office until her successor is duly elected and qualified or until her earlier death, resignation or removal.

RESOLVED FURTHER, that the address for service, notices and the Company’s corporate records in respect of Konstantia Galazi shall be recorded as: 82A High Street, Potters Bar, EN6 5AB, United Kingdom.

RESOLVED FURTHER, that effective immediately upon her appointment as director, Konstantia Galazi be and is hereby appointed President, Secretary and Treasurer of the Company, each such office to be held until her successor is duly appointed and qualified or until her earlier resignation or removal, it being acknowledged that one natural person may hold two or more offices.

RESOLVED FURTHER, that effective as of the same time, Konstantia Galazi be and is hereby designated as an authorised signatory of the Company and authorised to take all actions necessary or desirable to update the Company’s minute book, stock and officer records, annual or amended lists, bank mandates, account permissions, regulatory portals, contracts, service-provider records and any other internal or external records and filings arising from the foregoing.

RESOLVED FURTHER, that all actions previously taken by Efstathios Galazis in connection with the negotiation, approval and execution of the Memorandum of Understanding dated 17 March 2026 and the implementation of the transition contemplated hereby be and are hereby ratified, confirmed and approved.

Signed:	Efstathios Galazis
Name:	Efstathios Galazis
Title	Sole Director

BAKHU HOLDINGS, CORP.

March 18, 2026

I, Konstantia Galazi, hereby consent to act as a director of Bakhu Holdings, Corp. effective immediately upon my appointment pursuant to the written consent of the sole director dated 18 March 2026.

I further accept appointment, with effect from the same time, as President, Secretary and Treasurer of the Company and as an authorised signatory of the Company, upon the terms set out in the said written consent and subject to the Company’s Articles of Incorporation, Bylaws and applicable Nevada law.

I confirm that I am a natural person and that I am not, to the best of my knowledge, disqualified from acting as a director or officer of a Nevada corporation under Chapter 78 of the Nevada Revised Statutes.

My service address / address for notices and the Company’s corporate records shall be:

82A High Street

Potters Bar

EN6 5AB

United Kingdom

Signed:	K Galazi
Name:	Konstantia Galazi

BAKHU HOLDINGS, CORP.

ACTION BY WRITTEN CONSENT OF THE SOLE DIRECTOR

March 18, 2026

The undersigned, being the sole director of Bakhu Holdings, Corp. immediately following the effectiveness of the transition actions adopted on 18 March 2026, hereby adopts the following resolutions by written consent in lieu of a meeting.

RESOLVED, that the resignation of Efstathios Galazis and the appointment of Ms Konstantia Galazi as director and officer of the Company, all as effected on 18 March 2026, be and are hereby acknowledged, confirmed and entered into the Company’s corporate records.

RESOLVED FURTHER, that the Company shall enter into the Indemnification, Hold Harmless and Advancement Letter Agreement in favour of Efstathios Galazis in substantially the form attached to these minutes, and that any officer of the Company be and is hereby authorised to execute and deliver the same for and on behalf of the Company.

RESOLVED FURTHER, that the Company shall honour, preserve and not prejudice any right of Efstathios Galazis to indemnification, advancement, defence, reimbursement, exculpation and insurance coverage available under Nevada law, the Company’s Articles of Incorporation, the Bylaws, any existing indemnification arrangement and any applicable policy of directors’ and officers’ liability insurance, in each case in respect of his prior service to the Company.

RESOLVED FURTHER, that the officers of the Company be and are hereby authorised to make, or cause to be made, all such entries, notices, filings, amendments, notifications and administrative updates as may be necessary or desirable to reflect the foregoing actions in the records of the Company, the records of the Nevada Secretary of State, any transfer agent, any bank, any adviser, any counterparty and any regulatory body, including any disclosure required under applicable United States securities laws.

Signed:	K Galazi
Name:	Konstantia Galazi
Title:	Sole Director